Execution Version

FIRST AMENDMENT
TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 3, 2018 and is entered into by and among THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (the “Borrower” or “DP&L”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), acting with the consent of the Required Lenders and, for purposes of Section VIII hereof, and is made with reference to that certain CREDIT AGREEMENT dated as of August 24, 2016 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, the Lenders, the Administrative Agent and JPMorgan Chase Bank, N.A. (the “Collateral Agent”) as Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein;
WHEREAS, subject to the conditions set forth herein, each Lender that has delivered their counterpart signature of this Amendment to the Administrative Agent in accordance with instructions given to the Lenders for delivery of such signatures hereby agrees to such amendment relating to the Credit Agreement as hereinafter set forth;
WHEREAS, each Lender under the Credit Agreement immediately prior to the First Amendment Effective Date (collectively, the “Existing Lenders”) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) and selects Option A thereunder (the “Continuing Lenders”) hereby agrees to the terms and conditions of this Amendment;
WHEREAS, each Existing Lender that executes and delivers a Lender Consent and selects Option B thereunder (the “Cash Roll Lenders” and, together with the Continuing Lenders, the “Consenting Lenders”) hereby agrees to the terms and conditions of this Amendment and agrees that it shall execute, or shall be deemed to have executed, a counterpart of the Master Assignment and Assumption Agreement substantially in the form attached hereto as Annex II (a “Master Assignment”) and shall in accordance therewith sell all of its existing Loans as specified in the applicable Master Assignment and commits to repurchase a like amount of the repriced Loans via assignment post-closing, as further set forth in this Amendment;
WHEREAS, each Existing Lender that fails to execute and return a Lender Consent by 12:00 p.m. (New York City time), on December 6, 2017 (the “Consent Deadline”) (each, a “Non-Consenting Lender”) shall, in accordance with Section 10.13 of the Credit Agreement, assign and delegate, without recourse, all of its interests, rights and obligations under the Credit Agreement and the related Loan Documents in respect of its existing Loans to an assignee that shall assume such obligations as specified in the applicable Master Assignment, as further set forth in this Amendment;
WHEREAS, the Borrower expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement or the other Loan Documents to which it is a party.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1	AMENDMENTS TO CREDIT AGREEMENT.

1.1	Amendments to Section 1: Definitions.
A.     Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
“First Amendment” means that certain First Amendment to Credit Agreement dated as of January 3, 2018 among the Borrower, the Administrative Agent, and the Lenders listed on the signature pages thereto.
“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the First Amendment.
B.     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” as follows:
“Applicable Rate” means (i) prior to the First Amendment Effective Date, (a) 2.25% per annum, in the case of the Base Rate and (b) 3.25% per annum, in the case of the Eurodollar Rate, and (ii) after the First Amendment Effective Date (a) 1.00% per annum, in the case of the Base Rate and (b) 2.00% per annum, in the case of the Eurodollar Rate.

1.2	Amendments to Section 2.09.
Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“2.09    Call Protection.
(a) In the event that a Repricing Transaction occurs on or prior to the date that is six-months after the First Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a fee equal to 1.00% of the aggregate principal amount of the Loans subject to such Repricing Transaction. If, following the First Amendment Effective Date and on or prior to the date that is six months after the First Amendment Effective Date, all or any portion of the Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 10.13 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment in connection with a Repricing Transaction or acceleration, such prepayment, acceleration, repayment, refinancing, substitution or replacement will be made at 101.0% of the principal amount so prepaid, repaid, refinanced, substituted or replaced.”

SECTION II.	CONTINUATION OF EXISTING LOANS; NON-CONSENTING LENDERS; OTHER TERMS AND AGREEMENTS.
2.1    Continuing Lenders. Each Existing Lender selecting Option A on the Lender Consent hereby consents and agrees to this Amendment.
2.2    Cash Roll Lenders. Each Existing Lender hereto selecting Option B on the Lender Consent hereby consents and agrees (subject to the effectiveness of the assignment referred to in the following clause (ii)) to (i) this Amendment, (ii) sell the entire principal amount of its existing Loans via an assignment on the First Amendment Effective Date pursuant to a Master Assignment and (iii) commit to repurchase a like amount of the repriced Term Loans via an assignment after the First Amendment Effective Date. By executing a Lender Consent and selecting Option B, each Cash Roll Lender shall be deemed to have executed a counterpart to the applicable Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in clause (ii) of the immediately preceding sentence.
2.3    Non-Consenting Term Loan Lenders. The Borrower hereby gives notice to each Non-Consenting Lender that, upon receipt of Lender Consents from the Existing Lenders constituting the Required Lenders and Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans immediately prior to the First Amendment Effective Date, if such Non-Consenting Lender has not executed and delivered a Lender Consent on or prior to the Consent Deadline, such Non-Consenting Lender shall, pursuant to Section 10.13 of the Credit Agreement, execute within one (1) Business Day after the First Amendment Effective Date or be deemed to have executed a counterpart of the applicable Master Assignment and shall in accordance therewith sell its Existing Loans as specified in the Master Assignment. Pursuant to the Master Assignment, each Non-Consenting Lender shall sell and assign the principal amount of its Existing Loans as set forth in Schedule I to the Master Assignment, as such Schedule is completed by the Administrative Agent on or prior to the First Amendment Effective Date, to JPMorgan Chase, N.A., as assignee (in such capacity the “Replacement Lender”) under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender. The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Loans at the time of such assignment.

SECTION III.	CONDITIONS TO EFFECTIVENESS.
This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.    Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) each of the Loan Parties and (ii) the Lenders under the Credit Agreement consisting of at least the Required Lenders.
B.    Fees; Interest.
(a)    The Administrative Agent shall have received (i) all fees, costs, expenses and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document and (ii) for the account of each Lender, all interest accrued but unpaid on all existing Loans through the First Amendment Effective Date.
(b)    (i) JPMorgan Chase Bank, N.A., shall have received all fees due and payable under that certain engagement letter and fee letter, dated as of November 28, 2017, entered into with the Borrower, (ii) PNC Bank, National Association shall have received all fees due and payable under that certain engagement letter and fee letter, dated as of November 28, 2017, entered into with the Borrower and (iii) U.S. Bank National Association shall have received all fees due and payable under that certain engagement letter and fee letter, dated as of November 28, 2017, entered into with the Borrower.
C.    Legal Opinions. The Administrative Agent shall have received a favorable opinion of Davis Polk & Wardwell LLP, as special counsel to the Loan Parties in form and substance satisfactory to the Administrative Agent.
D.    First Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in paragraphs (F) and (G) of this Section III.
E.    Organizational Documents; Incumbency. The Administrative Agent shall have received, in respect of the Borrower, a certificate dated as of the First Amendment Effective Date of the secretary or an assistant secretary or director (or such other officer reasonably acceptable to the Administrative Agent) of such party, in form and substance reasonably satisfactory to the Administrative Agent:
(i) certifying that either (A) attached thereto is a true and complete and up to date copy of the Organizational Documents including any certificate on change of name and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification or (B) the Organizational Documents of the Borrower, delivered on the Closing Date to the Administrative Agent have not been amended and are in full force and effect;
(ii) certifying that either (A) attached thereto is a true and complete copy of the bylaws or comparable governing documents of the Borrower, as then in effect and as in effect at all times without amendment of supersession from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate or (B) that the bylaws or comparable governing documents of the Borrower, as applicable, delivered on the Closing Date to the Administrative Agent have not been amended and are in full force and effect;
(iii) certifying that attached thereto is a true and complete copy of resolutions of the board of directors or similar governing body of the Borrower, acting in its own capacity, authorizing the execution, delivery and performance of this Amendment and any related Loan Documents to which it is a party which are in full force and effect without amendment or supersession as of the date of the certificate;
(iv) attaching a good standing certificate from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation dated the First Amendment Effective Date or a recent date prior thereto; and
(v) certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment or any of such other Loan Documents.
F.    No Default. No Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby.
G.    Representations and Warranties. The representations and warranties of the Borrower set forth in Section IV of this Amendment are true and correct.
H.    Master Assignment. The Replacement Lender shall have executed and delivered the Master Assignment contemplated by Section II above and all conditions to the consummation of the assignments in accordance with Section II above shall have been satisfied and such assignments shall have been consummated.
I.    Non-Consenting Lenders. The Borrower shall have, substantially concurrently with the effectiveness of this Amendment, paid to all Non-Consenting Lenders all indemnities, fees, cost reimbursements and other Obligations (other than interest payable under Section III.B. above and principal and all other amounts paid to such Non-Consenting Lender under Section II above), if any, then due and owing to such Non-Consenting Lenders under the Credit Agreement and the other Loan Documents (immediately prior to the First Amendment Effective Date).
J.    Necessary Consents. The Borrower shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

SECTION IV.	REPRESENTATIONS AND WARRANTIES.
In order to induce the other parties hereto to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:
A.    Existence, Qualification and Power. The Borrower (a) is duly organized, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, (b)

has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Agreement (as amended by this Amendment, the “Amended Agreement”) and the other Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
B.    Authorization; No Contravention. The execution and delivery of this Amendment and performance by the Borrower of the Amended Agreement and each other Loan Document, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or the Borrower or the properties of the Borrower or any of its Subsidiaries is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law, except in any case referred to in clause (b) or (c), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
C.    Government Authorizations; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment, the Amended Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions, notices and filings that have been obtained or made on or before the Closing Date and are in full force and effect.
D.    Binding Effect. This Amendment and the Amended Agreement have been, duly executed and delivered by the Borrower, and each constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general equity and public policy principles.
E.    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 5 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
F.    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V.	BORROWER’S CONSENT.
For purposes of Section 10.13 of the Credit Agreement, the Borrower hereby consents to any assignee of the Replacement Lender or any of its respective Affiliates (in each case otherwise being an Eligible Assignee) becoming a Lender in connection with the syndication of the Loans acquired by the Replacement Lender pursuant to Section II hereof.

SECTION VI.	AMENDMENT COORDINATORS.
The Borrower and the Lenders party hereto agree that (a) each of JPMorgan Chase Bank, N.A., PNC Bank, National Association and U.S. Bank National Association, in its capacity as an amendment coordinator with respect to this Amendment (in such capacity, the “Amendment Coordinators”), shall be entitled to the privileges, indemnification, immunities and other benefits under the Amended Agreement as if the term “Arrangers” (as defined in the Amended Credit Agreement) referred to the Amendment Coordinator and (b) except as otherwise agreed to in writing by the Borrower and the Amendment Coordinators, no Amendment Coordinator shall have any duties, responsibilities or liabilities with respect to this Amendment, the Amended Agreement or any other Loan Document.

SECTION VII.	INDEMNIFICATION.
The Borrower hereby confirms that the indemnification provisions set forth in Section 10.04 of the Amended Agreement shall apply to this Amendment and the transactions contemplated hereby.

SECTION VIII.	REAFFIRMATION.
The Borrower, as party to the Credit Agreement and certain of the Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement and the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties, (iii) acknowledges and agrees that the grants of security interests by it contained in any Loan Document to which it is a party shall remain, in full force and effect after giving effect to this Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Loans under the Amended Agreement. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby

SECTION IX.	ADMINISTRATIVE AGENT.
The Credit Parties acknowledge and agree that JP Morgan Chase, N.A., in its capacity as administrative agent under the Credit Agreement, will serve as Administrative Agent under this Amendment and under the Amended Agreement.

SECTION X.	MISCELLANEOUS.
A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(ii)    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.
(iv)    This Amendment shall be deemed to be a Loan Document as defined in the Credit Agreement.
B.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
C.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
D.    Jurisdiction; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.15 of the Credit Agreement pertaining to consent to jurisdiction, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.
E.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment.
F.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such inva lidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	THE DAYTON POWER AND LIGHT COMPANY

By:             _______________
Name:
Title:

[Signature Page to First Amendment to the DPL Credit Agreement]

JP MORGAN CHASE BANK, N.A.,
as Administrative Agent

By: ____________
Name:
Title:

[Signature Page to First Amendment to the DPL Credit Agreement]

ANNEX I TO FIRST AMENDMENT

LENDER CONSENT TO
FIRST AMENDMENT TO CREDIT AGREEMENT

[NAME OF LENDER], as a Lender

By    ______________________________
Name:
Title:

[[For Lenders requiring a second signature block]

By    ______________________________
Name:
Title:]

PROCEDURE FOR LENDERS:

The above-named Lender elects to:

OPTION A – CONSENT TO AMENDMENT AND CONTINUATION OF EXISTING TERM LOANS (CASHLESS OPTION): Consent and agree to the First Amendment and continue as a Lender under the Credit Agreement after giving effect to the First Amendment.
OPTION B – CONSENT TO AMENDMENT VIA CASH SETTLEMENT: Consent to the First Amendment and agree to sell all of its existing Loans to the Replacement Lender pursuant to a Master Assignment.

Annex I

ANNEX II TO FIRST AMENDMENT

FORM OF MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

[To be attached]

Annex II